Exhibit 99.1
Press Release

Clean Harbors Announces Executive Leadership Update
•Chief Accounting Officer Eric Dugas Named EVP and Chief Financial Officer
•EVP Brian Weber Appointed President of Safety-Kleen Sustainability Solutions

NORWELL, Mass. – March 1, 2023 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced that it has appointed Eric Dugas as EVP and Chief Financial Officer, effective March 31, 2023. Dugas will succeed Michael Battles who, as previously announced, will become co-CEO with Chief Operating Officer Eric Gerstenberg on that date.

“Since his arrival in 2014, Eric has proven himself as a thoughtful and talented finance leader,” Battles said. “Over the past nine years, he has already participated in many of the key elements of being a public company CFO, including debt raises, equity conferences and close engagement with the operational business leaders. Eric is a strategic thinker who during his time with the Company has gained a strong understanding of the business and markets in which we operate, has deep knowledge of accounting rules for our industry and carries a strong capital allocation discipline. He will be a great business partner to the organization in his well-earned new role.”

Dugas was named CAO shortly after joining the Company. Dugas spent more than a decade at Deloitte & Touche before joining the Company. In 2019, he completed the Advanced Management Program at Harvard Business School. Dugas holds a Bachelor of Science in Accounting from Boston College and is a Certified Public Accountant (CPA).

The Company also announced today that EVP of Corporate Planning and Development Brian Weber has been named EVP and President of the Safety-Kleen Sustainability Solutions (SKSS) segment.

“Sustainability continues to be a growing part of the Clean Harbors story and we see significant opportunity to expand our SKSS business in both scale and scope,” said Gerstenberg. “Given his long operational experience with the organization, understanding of customer needs and business development expertise, Brian is the right person to spearhead the next stage of growth in SKSS. Brian has been successful at every level of the organization during his three decades with the Company that includes overseeing our Bulk Products and Services (BPS) business within SKSS. BPS includes a variety of services such as our sale and distribution of blended products through our OilPlus® closed loop program. We are confident that SKSS will benefit from his stewardship and he will derive additional shareholder value from those assets.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Weber has been with Clean Harbors since 1990. He has served in a variety of senior management positions during that time and most recently was the Company’s Executive Vice President of Corporate Planning and Development. Weber holds a Bachelor of Science degree in Business Management from Westfield State College.

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about planned executive team changes, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com